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                                                                 EXHIBIT 3(iv)

                                    BYLAWS

                                      OF

                          CSC GENERAL PARTNER, INC.

                      SECTION 1: SHAREHOLDERS' MEETINGS

    1.1 PLACE OF MEETINGS. The Corporation must hold all its shareholders' meetings at the Corporation's registered office or at whatever other place in or out of this State as the Board of Directors may determine from time to time.

    1.2 TIME OF ANNUAL MEETING. The shareholders' annual meetings must be held on a day chosen by the Board of Directors during the month of March.

    1.3 NOTICE OF MEETING. The Secretary must give notice of each shareholders' meeting to each shareholder entitled to vote at the meeting. The Secretary must give the notice at least ten but not more than sixty days before the date of the meeting. The Secretary must give the notice in one of the following ways:

         (a)  delivering it personally or by messenger to the shareholder.

         (b) mailing it to the shareholder at the shareholder's most recent address appearing on the books of the Corporation or at the address he has most recently specified for receiving notices.

         (c) delivering it to the shareholder using any other reasonable means of delivering written communications.

The notice must be in writing. It must state the place, day, and hour of the meeting, and, for special meetings, the purpose or purposes of the meeting.

    The Secretary need not give notice of adjourned meetings unless the meeting is adjourned for thirty days or more. In that case, the Secretary must give notice of the adjourned meeting in the same manner as any special shareholders' meeting.

    1.4 SPECIAL MEETINGS. Any of the following persons may call a special shareholders' meeting:

         (a)  the President.

         (b)  the Board of Directors.

         (c) any one or more shareholders holding shares that comprise not less than one tenth of all the shares entitled to vote at the meeting.


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They may call special shareholders' meetings at any time and for any purpose or purposes.

    1.5 QUORUM. The holders of a majority of the Corporation's shares having voting rights will constitute a quorum for transacting business. Once the Secretary has confirmed the presence of a quorum at a shareholders' meeting, the shareholders may continue to transact business at a meeting even if they fail to maintain a quorum during the remainder of the meeting.

    1.6 VOTING. Only persons listed as shareholders in the Corporation's records on the record date for the meeting have the right to vote at the meeting. The record date for a meeting will be the date on which the Secretary gives notice of the meeting, unless the Board of Directors establishes as the record date some other day. At each election for the Directors, each shareholder has the right to vote the number of shares owned by him which carry voting rights for as many persons as there are members of the Board to be elected, but may not cumulate his votes. Shareholders must vote their shares by voice vote unless any shareholder demands a ballot vote before the voting begins.

    1.7 PROXIES. Every person entitled to vote or execute consents may do so either in person or by written proxy executed by him or his duly authorized attorney in fact.

    1.8 CONSENT OF ABSENTEES. No defect in calling or giving notice of a shareholders' meeting will affect the validity of any action taken at the meeting if:

         (a)  the meeting had a quorum, and

         (b)  each shareholder not present at the meeting in person or by proxy

                   (1)  waives notice of the meeting,

                   (2)  consents to holding the meeting, or

                   (3)  approves the minutes of the meeting

                        (A)  in writing, executed before or after the meeting.

The Secretary must, however, file the waivers, consents, or approvals with the corporate records or otherwise make them a part of the minutes of the meeting.

    1.9 ACTION WITHOUT MEETING. The shareholders may take any action without a meeting, without prior notice, and without a vote even though the Texas Business Corporation Act (or other law or rule) would otherwise require them to take the action only at any annual or special shareholders' meeting. They may do so, however, only if


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shareholders holding shares possessing enough votes to take the action (if a meeting had been held and all shareholders entitled to vote were present and voted at the meeting) sign a written consent or consents that specify the action so taken.

                             SECTION 2: DIRECTORS

    2.1 POWERS. The Board of Directors has the authority to exercise all the Corporation's powers. They control the business and affairs of the Corporation within any limitations imposed by law, the Articles of Incorporation, or these Bylaws (particularly the limitations on actions requiring shareholder authorization or approval). The Directors may not act individually, they may act only as a board. The Board of Directors may, by contract or otherwise, give general, limited, or special power and authority to the officers and employees of the Corporation to transact the general business, or any special business, of the Corporation. They may give powers of attorney to agents of the Corporation to transact any special business.

    2.2 NUMBER AND QUALIFICATION OF DIRECTORS. The Corporation has nine (9) Directors. The Directors need not be shareholders of this Corporation or residents of Texas. The number of Directors may be increased or decreased from time to time by amending these Bylaws, but no decrease may act to shorten the term of any incumbent Director unless the amendment is adopted by the shareholders. The shareholders must elect additional Directors to fill any vacancy on the Board caused by an increase in the number of Directors at their annual meeting or at a special shareholders' meeting called for that purpose.

    2.3 ELECTION AND TERM OF OFFICE. The shareholders entitled to vote must elect Directors annually. Each Director, once elected, holds office until his successor is elected, or he dies, resigns, or is removed.

    2.4 VACANCIES. Except as provided in Section 2.2, a majority of the remaining Directors, though less than a quorum, or a sole remaining Director may fill any vacancies on the Board of Directors. The shareholders may at any time elect a Director to fill any vacancy not filled by the Directors.

    2.5 REMOVAL OF DIRECTORS. The holders of a majority of the shares entitled to vote for Directors may, at any regular or special shareholders' meeting, remove the entire Board of Directors or any individual Director from office with or without cause.

    2.6 PLACE OF MEETINGS. The Board of Directors may hold all their meetings at the principal office of the Corporation or at whatever other place within or outside the State of Texas as they may designate from time to time.


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    2.7  REGULAR MEETINGS.  The Board of Directors must hold regular meetings, without call or notice, immediately following each annual meeting of the Corporation's shareholders and at whatever other times they determine.

    2.8  SPECIAL MEETINGS--CALL AND NOTICE.  The President (or, if the
President is absent or unable or refuses to act, any Vice President) or any Director may call at any time special meetings of the Board of Directors for any purpose. The person calling the special meeting must give notice of the special meeting, stating the time and in general terms the purpose or purposes of the meeting. The person may give the notice in writing, by mailing, faxing, telegraphing, or personally delivering the notice to each Director not later than the day before the day selected for the meeting.

    2.9 QUORUM. A majority of the authorized number of Directors constitutes a quorum for transacting business, except that a lesser number may adjourn according to Section 2.11. They may then act by majority decision of the Directors present, unless a greater number is required by law or by the Articles of Incorporation.

    2.10 BOARD ACTION WITHOUT MEETING. The Board of Directors may act without a meeting, if all members of the Board individually or collectively consent in writing to the action. Any action taken in this manner will have the same force and effect as a unanimous vote of Directors at a meeting of the entire Board of Directors.

    2.11 ADJOURNMENT--NOTICE. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. If a quorum is not present at a duly called regular or special meeting of the Board of Directors, a majority of the Directors present may adjourn from time to time until the time Fixed for the next regular meeting of the Board.

    2.12 CONDUCT OF MEETINGS. The President or, in the President's absence, any Director selected by the Directors present, will preside at meetings of the Board of Directors. The Secretary or, in the Secretary's absence, any person appointed by the presiding officer, will act as secretary of the Board of Directors.

    2.13 COMPENSATION. The Board of Directors may determine whether and to what extent the corporation will pay the Directors and members of committees any compensation for their services or reimburse them for their expenses.

    2.14 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Board of Directors may authorize the Corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, present or former Directors, officers, or employees of the Corporation in accord with Article 2.02(A)(16) of the Texas Business Corporation Act.


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                             SECTION 3: OFFICERS

    3.1 TITLE AND APPOINTMENT. The Corporation has the following officers: a President, one or more Vice Presidents, a Secretary, a Treasurer, and whatever assistants and other officers as the Board of Directors may determine from time to time. One person may hold any two or more offices. The Board of Directors has the exclusive right to elect all officers who will hold office at the pleasure of the Board of Directors. The Board of Directors also has the exclusive right to fix the officers' compensation and tenure.

    3.2 POWERS AND DUTIES OF OFFICERS. The officers of the Corporation have the powers and duties generally ascribed to the respective offices, and whatever additional authority or duty as the Board of Directors may from time to time establish.


                     SECTION 4: EXECUTION OF INSTRUMENTS

    The Board of Directors may authorize an officer or officers, or other person or persons, to

         (a)  execute any corporate instrument or document, or

         (b)  sign the corporate name

without limitation, unless otherwise provided by law. Any execution or signature so authorized will bind the corporation.

                            SECTION 5: ISSUANCE OF SHARES

    5.1 REQUIREMENT OF PAYMENT FOR SHARES. The corporation may issue certificates for its shares only when it has received full payment of the consideration for the shares.

    5.2 SHARE CERTIFICATES. The corporation must deliver certificates representing all shares to which shareholders are entitled. The Board of Directors will determine what form and device the certificates will take. Each certificate must bear on its face

         (a)  the statement that the corporation is organized in Texas,

         (b)  the name of the corporation,

         (c)  the number, class, and series (if any) of the shares, and


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         (d)  the par value of the shares or a statement that the shares are without par value.

The President or a Vice President and the Secretary or an Assistant Secretary must sign and affix the corporation's seal to the certificates. They may sign by facsimile if a transfer agent countersigns them or a registrar registers them. Certificates for shares must contain all recitations or references required by law.

    5.3 REPLACEMENT OF CERTIFICATES. The corporation may not issue any new certificate until the former certificate for the relevant shares has been surrendered and canceled. In the case of a lost or destroyed certificate, however, the Board of Directors may order any new certificate issued on whatever terms, conditions, and guarantees as they may see fit to impose. For example, the Board of Directors may require the filing of sufficient indemnity.

    5.4 TRANSFER OF SHARES. The holder of shares of the corporation may transfer them by endorsement and delivery of the certificate. A holder may endorse the certificate with his or her signature or the holder's agent, attorney, or legal representative may endorse it on the holder's behalf. The transferee of shares shall be deemed to have full notice of, and to consent to, the bylaws of the corporation.


                        SECTION 6: RECORDS AND REPORTS


    6.1 INSPECTION OF BOOKS AND RECORDS. The corporation must keep all books and records required by statute open to inspection of the shareholders from time to time, but only to the extent expressly required by statute. The Directors may examine all corporate books and records at all reasonable times.

    6.2 CLOSING STOCK TRANSFER BOOKS. The Board of Directors may, in its discretion, close the transfer books for a period not exceeding fifty days preceding the date

         (a)  of any annual or special shareholders' meeting, or

         (b)  appointed for payment of a dividend.


                        SECTION 7: AMENDMENT OF BYLAWS


    The Directors have the principal power to alter, amend, or repeal these bylaws. The shareholders may, however, repeal or change the Directors' action.


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                           SECRETARY'S CERTIFICATE

    I, the Secretary of CSC General Partner, Inc., by signing this document, certify that this document contains a true and correct copy of the bylaws adopted by the Board of Directors of CSC General Partner, Inc.



                                       ------------------------------------
                                       Secretary




















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